Exhibit 99.1

Safeguarding Your Investment – Our response to COVID-19

March 31, 2020

We sincerely hope that you and your loved ones are safe and healthy during these challenging times.

As the spread of coronavirus (COVID-19) continues to negatively impact the economy, we wanted to update you on the measures Rodin Global Property Trust, Inc. (“Rodin Global”) is taking to safeguard your investment.

We and our affiliates have initiated our business continuity plans to safeguard employees’ health and support our business operations. Our investment management team is fully operational and remains focused on the management of the Rodin Global portfolio.

We regularly communicate with our tenants and continue to monitor their financial and operational performance as they navigate current events.

Rodin Global has invested in a diversified portfolio of high-quality net-leased assets primarily subject to long-term leases using modest leverage. Many of our tenants are essential or necessity-based businesses performing important public health and supply-chain functions, such as pharmacies and grocery and food distribution, helping to meet the everyday needs of Americans. While the future is uncertain, we believe that the aforementioned factors will help mitigate potential risk to our portfolio as a result of COVID-19.

We appreciate your continued support.

Sincerely,

Rodin Global Property Advisors, LLC

About Cantor Fitzgerald, L.P.
Cantor Fitzgerald, L.P., a leading global financial services group at the forefront of financial and technological innovation has been a proven and resilient leader for over 75 years. Cantor Fitzgerald & Co. is a preeminent investment bank serving more than 7000 institutional clients around the world, recognized for its strengths in fixed income and equity capital markets, investment banking, prime brokerage, and commercial real estate finance and for its global distribution platform. Cantor Fitzgerald & Co. is one of 24 primary dealers authorized to trade U.S. government securities with The Federal Reserve Bank of New York. For more information, please visit: cantor.com

About Rodin® Global Property Trust, Inc.
Rodin® Global Property Trust, Inc., intends to invest in and manage a diversified portfolio of income-producing, net-lease commercial properties located in the United States and select European countries. For more information, please visit: rodinglobal.com

Cantor Fitzgerald Investors, LLC
Cantor Fitzgerald Investors, LLC, a wholly-owned subsidiary of Cantor Fitzgerald, L.P., is a leading sponsor of real estate investment products.

Forward-Looking Statements

Statements in this letter, including intentions, beliefs or expectations relating to our response to COVID-19 and the ability of Rodin Global to navigate the related economic challenges, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, the future performance of Rodin Global’s portfolio of real estate investments, future economic, competitive and market conditions and future business decisions that may prove to be incorrect or inaccurate. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Rodin Global believes these statements are based on reasonable assumptions, actual outcomes may differ materially from what is expressed in such forward-looking statements. Important factors that could cause actual results to differ materially include the risks associated with the tenants at Rodin Global’s properties continuing to be able to pay rent in a timely manner, changes in the severity of the public health and economic impact of COVID-19, and other risks described in the "Risk Factors" section of Rodin Global's Annual Report on Form 10-K, as updated by its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements and Rodin Global undertakes no duty to update any forward-looking statements.